UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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Perspectives on Low-Carbon Hydrogen Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Esso and Mobil.  For convenience and simplicity, those terms and references to “corporation”, “company”, “ExxonMobil”, “EM”, “we”, “our” and other similar terms are used for convenience and may refer to one or more specific affiliates or affiliate groups.  Abbreviated references describing countries, other geographic areas, global or regional business lines are also sometimes used for convenience and simplicity. The following presentation was provided at an industry conference.

The Dual Challenge Meeting the world’s growing demand for energy while managing the risks of climate change ExxonMobil is one of the world’s largest hydrogen producers and users, with extensive expertise. ExxonMobil’s Climate Change Strategy Pillars Mitigate emissions in our operations Provide products to help customers reduce their emissions Engage on climate change policy Develop scalable technology solutions

Hydrogen Supply Chain Needs Policy Support Today’s technologies are otherwise meeting demand directly. Conversion to H2 is added cost. Transportation and distribution sectors generally need new facilities or upgrading to carry H2. Demand sectors generally need upgrading/replacement to use H2. Key enabler: incentive such as carbon price to transition from lower cost options

Policy Support: Incentive such as CO2 price Fit within broader CO2 abatement incentives Support for Carbon Capture and Storage (CCS) Key Factors for Advancing Hydrogen Additional Factors: Cost Timing & Needs Other options, e.g: post-combustion CCS for power/industry Size & Scale Non-GHG Externalities Widespread deployment will require coordinated government support

Perspectives on Low-Carbon Hydrogen Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Esso and Mobil.  For convenience and simplicity, those terms and references to “corporation”, “company”, “ExxonMobil”, “EM”, “we”, “our” and other similar terms are used for convenience and may refer to one or more specific affiliates or affiliate groups.  Abbreviated references describing countries, other geographic areas, global or regional business lines are also sometimes used for convenience and simplicity.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.